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                                                                      EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

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1)   IMNET/Evergreen Technologies, Inc., a Delaware corporation
     (f/k/a IMNET Maine Acquisition Corporation)

2) IMNET California Acquisition Corporation, a Delaware corporation

3)   IMNET/LASERARC INC., a Delaware corporation

4)   Advisoft S.A. (a French corporation)

5)   Quesix Software, Incorporated (California)
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     Each of these subsidiaries is one hundred percent (100%) owned by the
Registrant.